Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035         503-684-7000                 www.gbrx.com

For release: June 19, 2014, 6:00 a.m. ET	Contact:	Jack Isselmann, Public Relations
Mark Rittenbaum, Investor Relations
Ph: (503) 684-7000

Greenbrier announces new railcar awards including first for Tank Car of the Future

~ New awards for 7,700 railcars valued at more than $960 million ~

~ First awards in the rail industry for dramatically improved tank car for transporting flammables ~

~ 3,500 Tank Car of the Future awards from multiple customers in the U.S. and Canada ~

~ Major multi-year tank car retrofit awards expected for GBW Railcar Services ~

Lake Oswego, Oregon, June 19, 2014 – The Greenbrier Companies, Inc. (NYSE:GBX) announced its first awards from multiple customers for construction of 3,500 units of its new Tank Car of the Future. These awards, along with other awards for 4,200 railcars across a full range of railcar types, bring aggregate awards to 7,700 railcars valued at more than $960 million since Greenbrier’s press release dated May 21, 2014. In addition, the Company disclosed there is strong interest from multiple customers in the retrofit of pre-2011 built tank cars currently operating in flammable commodity service. Greenbrier expects that GBW Railcar Services, its recently announced repair, refurbishment and maintenance joint venture with Watco Companies, will benefit from substantial maintenance and retrofit awards when the joint venture begins operation later this year.

William Furman, Greenbrier Chairman and CEO, said, “We are inspired by the commitment to safety demonstrated by our railroad, leasing company and shipper clients. Long-awaited regulatory action in Washington D.C. will soon reinforce America’s longstanding priority to protect the public and preserve the natural environment. Current tank car rulemaking must take caution not to squelch or impede the economic miracle associated with the energy renaissance in North America. Development of unconventional energy, including oil and gas from shale formations, has been responsible for up to a 1.5% increase in GDP. This has led to the creation of more than 1.5 million jobs, with steady employment gains. Millions of additional jobs are predicted in the foreseeable future as production of downstream energy products such as plastics and chemicals gains strength throughout America in virtually all states. Meanwhile, manufacturing in America will continue to benefit from lower production costs driven by declining energy prices.”

Greenbrier’s Tank Car of the Future is designed for safer transportation of crude, ethanol and other flammables in North America as well as use for other hazardous traffic. The car has advanced safety features which include thicker steel, more robust top and bottom outlet protection and jacketed

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Greenbrier announces railcar awards including Tank Car of the Future. . . (Cont.)	Page 2

shells with ceramic insulation. These new design features combine to inhibit discharge of contents during a derailment, to reduce penetration of the tank shell and to slow “pool fires” that can result when hazardous contents of a tank car escape in a breach and are ignited. Fire that does not spread as rapidly allows more time for emergency responders to limit the potential damage to communities and the environment that can result after a tank car derailment. The new design will also be equal in capacity volume to the legacy DOT-111 tank car with a loading volume of 30,000 gallons.

Conditional Probability of Release (CPR) measures the likelihood of tank car spills in the event of a derailment at different speeds and by different car types. With the Tank Car of the Future design, at a derailment speed of 50 mph, CPR improves to just over 5% from 45% in bare DOT-111 legacy tank cars. This improves CPR by more than 8 times from the least-protected tank car to the most-protected tank car, the Tank Car of the Future. Also when measured by CPR, the Tank Car of the Future is twice as safe as the current state-of-the-art tank car for transporting hazardous materials—a fully jacketed and insulated CPC-1232.

“Domestic oil and natural gas production is a bridge to a cleaner energy future and a practical way for America to pursue the long-term environmental benefits of clean fuels. Transportation of oil by rail and barge must be maintained by policy makers as an effective alternative to pipelines if we are to realize the full benefits of our domestic energy windfall,” Furman added. “Rail is more fuel efficient and safer than any mode of transport except marine. It takes less than one-third the fuel to transport commodities by rail than it does by truck and reduces hydrocarbons by nearly the same amount. Rail is safe, delivering 99.9% of its cargo without incident. But, as oil transport by rail has grown, tank car design has not remained current. Crude by rail must continue to play a dominant role in the movement of energy products. This is why Greenbrier and many of its energy, shipper, railroad and leasing company customers are in the vanguard of tank car safety. Greenbrier is investing over $30 million to prepare for the retrofits and new car construction which are imminent.”

A fact sheet on crude and ethanol transport by rail accompanies this news release. Greenbrier estimates the total cost to replace or retrofit aging DOT-111 tank cars, a design that dates to the 1970s and is unsuited for the high-speed realities of the modern rail operating environment, will be approximately $3 billion. A phase out of the legacy DOT-111 fleet can occur systematically and reach full completion within five years. While the $3 billion investment in a modern tank car fleet for North America is substantial, Greenbrier believes safety is paramount, and that almost double that value will be generated through job creation and the economic multiplier effect of this investment activity. This economic activity will occur all over America and Canada in almost every state or province as cars are retrofit, retired and replaced with more modern and stronger designs.

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Greenbrier announces railcar awards including Tank Car of the Future. . . (Cont.)	Page 3

Furman continued, “The awards announced today are the first announced in the rail industry for a clearly improved tank car in flammable commodity transportation service. These commitments demonstrate the willingness of the marketplace to act and respect the need for enhanced safety measures for transporting crude oil and hazardous materials by rail. At the same time, throughout America there will be people performing tank car retrofits and supporting retrofits and new car construction within the supply chain to make tank cars safer at any speed. Many retrofits will be conducted to position oil and ethanol cars in non-flammable hazardous service, something not clearly in focus today, but required to protect lives and the environment. We are proud to be aligned with some of the best customers in the world, who understand the power of serving the public with the primary goal of safety firmly in mind.”

“The U.S. Department of Transportation (DOT) under the leadership of Secretary Anthony Foxx has been focusing on tank car design improvements and must continue to do so. North American railroads have been doing the same. DOT should unbundle the rules related to tank car design standards from regulations related to railroad operating requirements,” Furman said.

“Twice in the last year railroads have voluntarily imposed speed restrictions for crude oil trains. Pursuing additional railroad operating restrictions prior to issuing new tank car design standards delays the implementation of safer tank car standards and allows risks to communities and the environment related to crude by rail shipments to remain unaddressed,” Furman stated.

“It has been almost four years since the rail industry voluntarily adopted new design standards improving the safety of newly constructed tank cars. Yet, today, the only officially approved design for oil and ethanol cars remains the 1970s designed DOT-111 pre-petition tank car. Moreover, blanket railroad operating restrictions will produce unintended consequences throughout the rail network, needlessly imperiling the resurgent North American economy. These consequences could be severe, affecting all industries. The most important action to foster the safer transportation of hazardous materials by rail is to ensure properly classified commodities are shipped in the best designed tank car. The awards for the Tank Car of the Future we are announcing today are a significant milestone in the rail industry’s progress to protect our communities and environment. Greenbrier is proud to contribute to this progress,” Furman concluded.

The quantities of railcars referenced in this release include both orders in backlog and awards. Certain orders are subject to customary conditions, standard documentation and completion of other terms. Awards are also generally subject to further documentation or conditions before they are considered orders and included in backlog. Some orders and awards related to tank cars are subject to modification based on the final tank car standards issued by the governments of the United States or Canada and their associated regulatory bodies.

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Greenbrier announces railcar awards including Tank Car of the Future. . . (Cont.)	Page 4

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 37 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 8,300 railcars, and performs management services for approximately 235,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, inefficiencies associated with expansion or start-up of production lines or increased production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and interruption of our manufacturing operations as a result of lease termination or expiration; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

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